101 JFK Parkway ☐ Short Hills, NJ 07078
news release
Contact: Domenick Cama
 ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces 2008 Annual Meeting Results

Short Hills NJ - PR NEWSWIRE - October 31, 2008 - Investors Bancorp, Inc. (NASDAQ:ISBC)(“Company”), the holding company for Investors Savings Bank (“Bank”), held its 2008 Annual Meeting of Stockholders on Tuesday, October 28, 2008 at 9:00 a.m., local time at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07094.

At the Annual Meeting, Doreen R. Byrnes, Richard J. Petroski, Rose Sigler and Stephen J. Szabatin were elected to the Board of Directors, each for a three-year term. The Company’s stockholders also approved the Executive Officer Annual Incentive Plan and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2008.

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and 52 branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset, Union and Warren Counties, New Jersey. For more information, please visit the Company's website at http://www.isbnj.com.